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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF GALINDO, ARIAS & LOPEZ]

                                                               November 28, 2005

Copa Holdings, S.A.
Ave. Aquilino de la Guardia y Calle 50
Torre Banco Continental
Panama City, Republic of Panama

      RE: LEGAL OPINION REGARDING THE VALIDITY OF THE SHARES ISSUED BY COPA HOLDINGS, S.A.

Ladies and Gentlemen:

      We act as Panamanian counsel for Copa Holdings, S.A. (the "Company"), a corporation duly organized and existing under the laws of Panama, in connection with the offer and proposed sale of the Company's Class A Common Stock, without par value, of which up to 7,000,000 shares will be sold by each of Continental Airlines, Inc. and Compania Panamena de Aviacion, S.A., in accordance with the Underwriting Agreement to be entered into among the Company, the Selling Shareholders and a group of underwriters represented by Morgan, Stanley & Co. Incorporated and Goldman, Sachs & Co. (the "Representatives"). An additional 1,050,000 shares may be sold by each of Continental Airlines, Inc. and Compania Panamena de Aviacion, S.A. in connection with the over-allotment option, as contemplated by the Company's Registration Statement on Form F-1 (No.333- ), filed with the SEC on November 28, 2005 (as amended, the "Registration Statement.") Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Underwriting Agreement.

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus, the Articles of
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Incorporation, the power of attorney and other such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies or facsimiles.

      Based upon the foregoing, we are of the opinion that, upon a Shareholders' meeting being duly convened, held, approved and the registration of the amendments proposed by the Board of Directors, as described in the Prospectus, the Company's Class A shares will be duly and validly authorized, legally issued, fully paid and non-assessable.

      We are qualified to practice law in the Republic of Panama and accordingly, express no legal opinion herein based upon any other laws other than the laws of Panama.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the captions "Validity of Securities" and "Enforcement of Civil Liabilities" in the Prospectus constituting a part of the Registration Statement.

                                        Yours Very Truly,

                                        /s/ GALINDO, ARIAS & LOPEZ